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                                        CORNELL CORRECTIONS, INC.
                          STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                               (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


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                                                          THREE MONTHS ENDED JUNE 30,                SIX MONTHS ENDED JUNE 30,
                                                    --------------------------------------    -------------------------------------
                                                          2001                 2000                 2001                2000
                                                    ------------------   -----------------    -----------------   -----------------
                                                     BASIC     DILUTED    BASIC    DILUTED     BASIC    DILUTED    BASIC    DILUTED
                                                    -------    -------   -------   -------    -------   -------   -------   -------
Net Earnings                                        $ 2,129    $ 2,129   $ 2,193   $ 2,193    $ 2,956   $ 2,956   $ 4,164   $ 4,164
                                                    ==================   =================    =================   =================

Shares used in computing net earnings per share:
    Weighted average common shares and
     common share equivalents                        10,230     10,230    10,161    10,161     10,206    10,206    10,155    10,155


    Less treasury shares                               (993)      (993)     (697)     (697)      (974)     (974)     (697)     (697)

    Effect of shares issuable under stock options
     and warrants based on the treasury stock method    -          438       -         121        -         320       -         135
                                                    ------------------   -----------------    -----------------   -----------------

                                                      9,237      9,675     9,464     9,585      9,232     9,552     9,458     9,593
                                                    ------------------   -----------------    -----------------   -----------------


Net earnings per share                              $  0.23    $  0.22   $  0.23   $  0.23    $  0.32   $  0.31   $  0.44   $  0.43
                                                    ==================   =================    =================   =================


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